                                                                    EXHIBIT 99.1


                               ELEKOM CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           BALANCE SHEET (UNAUDITED)
                 IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

                                                                       AT
                                                                  SEPTEMBER 30,
                                                                      1998
                                                                  -------------
ASSETS
Cash and cash equivalents........................................    $   181
Accounts Receivable..............................................        201
Prepaid expenses.................................................        130
                                                                     -------
  Total current assets...........................................        512
Other assets.....................................................         40
Property and equipment...........................................        491
                                                                     -------
    Total Assets.................................................    $ 1,043
                                                                     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable.................................................    $   263
Accrued payroll and related benefits.............................        131
Notes payable....................................................        150
Current portion, capital lease obligations.......................        119
Deferred revenue.................................................        249
Other accrued liabilities........................................        384
                                                                     -------
  Total current liabilities......................................      1,296
                                                                     -------
Capital lease obligation, net of current portion.................         33
                                                                     -------
Commitments and contingencies
Shareholders' equity
  Convertible preferred stock:
   Series B, $.01 par value; 4,389,945 shares authorized, issued
    and outstanding at September 30, 1998........................         43
   Series A, $.01 par value; 917,229 shares authorized, issued
    and outstanding at September 30, 1998........................          9
  Common stock, $.01 par value; 9,692,826 shares authorized;
   875,923 shares issued and outstanding at September 30, 1998...         10
  Additional paid-in capital.....................................     11,128
  Deficit accumulated during the development stage...............    (11,476)
                                                                     -------
   Total shareholders' equity....................................       (286)
                                                                     -------
    Total liabilities and shareholders' equity...................    $ 1,043
                                                                     =======

        See accompanying notes to unaudited interim financial statements

                               ELEKOM CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                  IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                        -----------------------
                                                           1998        1997
                                                        ----------  -----------
Sales.................................................  $      430  $       -0-
Cost of sales.........................................         220          -0-
                                                        ----------  -----------
  Gross Profit........................................         210          -0-
                                                        ----------  -----------
Operating expenses:
  Research and development............................       1,551          850
  Sales and marketing.................................         867        1,120
  General and administrative..........................         752        1,430
  Depreciation........................................         101
                                                        ----------  -----------
   Total operating expenses...........................       3,271        3,400
                                                        ----------  -----------
Operating loss........................................      (3,061)      (3,400)
Interest expense......................................         -0-          483
Other income..........................................          42           (1)
                                                        ----------  -----------
Loss before income tax expense........................      (3,019)      (3,884)
Income tax expense....................................         -0-          -0-
                                                        ----------  -----------
Net loss..............................................  $   (3,019) $    (3,884)
                                                        ==========  ===========
Basic and diluted net loss per common share...........  $    (4.11)  (77,680.00)
                                                        ==========  ===========
Weighted average number of common shares outstanding..     734,800  $        50
                                                        ==========  ===========
Pro forma basic and diluted net loss per common share.  $    (0.48)
                                                        ==========
Pro forma weighted average number of common shares
 outstanding..........................................   6,282,347
                                                        ==========


        See accompanying notes to unaudited interim financial statements

                               ELEKOM CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                  IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1998     1997
                                                              -------  -------
Cash flows from operating activities
  Net loss................................................... $(3,019) $(3,884)
  Adjustments to reconcile net loss to net cash used in
   operations
   Depreciation..............................................     101      115
   Changes in assets and liabilities:
    Accounts receivable......................................    (151)       8
    Prepaid expenses and other assets........................    (147)      65
    Accounts payable.........................................     228       26
    Accrued payroll and related benefits.....................    (105)      21
    Deferred revenue.........................................     199      -0-
    Other accrued liabilities................................     294       (5)
                                                              -------  -------
     Net cash used in operating activities...................  (2,600)  (3,654)
Cash flows from investing activities
  Capital expenditures.......................................    (228)    (136)
                                                              -------  -------
Cash flows from financing activities
  Borrowings from line of credit.............................     150      -0-
  Payment of capital lease obligations.......................     (76)     (69)
  Proceeds from issuance of Series B convertible preferred
   stock.....................................................      91      -0-
  Proceeds from exercise of stock options....................      67      -0-
  Net borrowing from Egghead, Inc. ..........................     -0-    2,520
                                                              -------  -------
     Net cash provided by financing activities...............     232    2,451
                                                              -------  -------
Net increase (decrease) in cash and cash equivalents.........  (2,596)  (1,339)
Cash and cash equivalents at beginning of period.............   2,777    1,683
                                                              -------  -------
Cash and cash equivalents at end of period................... $   181  $   344
                                                              =======  =======


        See accompanying notes to unaudited interim financial statements

                               ELEKOM CORPORATION

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1. BASIC OF PRESENTATION

The balance sheet presented as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 has not been audited. In the opinion of management, the unaudited interim balance sheet, statements of income and of cash flows include all adjustments consisting solely of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows as of and for the periods presented of ELEKOM Corporation (the "Company").

The financial statements of the Company for all periods prior to November 10, 1997 reflect the results of operations, financial position, and cash flows of ELEKOM as a wholly-owned subsidiary of Egghead and may not be indicative of actual results of operations and financial position of the Company under other ownership.

The statement of operations for the six months ended September 30, 1997 reflects certain expense items incurred by Egghead which were allocated to the Company on a basis which management believes represents a reasonable allocation of such costs to present ELEKOM as a stand-alone company. These allocations consist primarily of corporate expenses such as executive and other compensation, depreciation of corporate assets, rent expense and legal fees and interest expenses on intercompany borrowings. The corporate expenses have been allocated based on an estimate of Egghead personnel time dedicated to the operations and management of ELEKOM. Interest expense has been allocated based on ELEKOM's estimated borrowing rate (10%) and actual intercompany borrowings. A summary of these allocation is as follows:

                                                             CORPORATE INTEREST
                                                              EXPENSE  EXPENSE
                                                             --------- --------
Six months ended September 30, 1997......................... $328,000  $439,000

BUSINESS

The Company was in the development stage as of and for the period from inception through September 30, 1998. In connection with its development activities, the Company has incurred costs to incorporate and establish its business activities as well as the design and development of the Company's initial product, ELEKOM Procurement, which was available for sale in June 1997. As a result, cash requirements have exceeded cash receipts and the Company must obtain interim financing or additional capital to continue its development, sales and marketing efforts. Management plans to obtain such financing or capital during the year; however, there can be no assurance that financing or capital can be obtained. As a result, even though the accompanying financial statements have been prepared assuming that the Company will continue as a going concern, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NET LOSS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share. FAS 128 replaced the previously

                               ELEKOM CORPORATION
reported primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes any dilutive effects of options and convertible securities. Earnings per share for 1996 reflect the adoption of FAS 128. Net loss per share assuming dilution for the nine months ended September 30, 1998 and 1997 is equal to net loss per share due to the fact that the effect of common stock equivalents outstanding during the periods is anti-dilutive.

Given the changes in ELEKOM's capital structure as a result of the 1997 recapitalization and the changes to be effected as a result of the Merger pro forma earnings per share is presented. Pro forma earnings per share is calculated based on the number of shares of common stock and preferred stock outstanding at September 30, 1998 and has been adjusted to give effect to the conversion of all shares of preferred stock into common stock that will occur in connection with the Merger. Stock options outstanding at each period have not been included in the loss per share calculations as their effect is anti-dilutive.